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                                EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-24717), Form S-3 (Nos. 333-60931 and 333-34581),
Form S-4 (No. 333-46343) and Form S-8 (No. 333-40815) of Cornerstone Propane Partners, L.P. of our report dated August 8, 1997 relating to the consolidated financial statements of CGI Holdings, Inc., which appears in this Form 10-K.

                                                      PRICEWATERHOUSECOOPERS LLP

San Francisco, California
September 28, 1999